Exhibit 10.12

VICTORY ACQUISITION CORP.

            , 2007

Ironbound Partners Fund LLC

7 Times Square, 17th Floor

New York, New York 10036

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Victory Acquisition Corp. (“VAC”) and continuing until the earlier of the consummation by VAC of a “Business Combination” or VAC’s liquidation (in each case as described in VAC’s IPO prospectus) (such earlier date hereinafter referred to as the “Termination Date”), Ironbound Partners Fund LLC shall make available to VAC certain office space, utilities and secretarial support as may be required by VAC from time to time, situated at 7 Times Square, 17th Floor, New York, New York 10036 (or any successor location). In exchange therefor, VAC shall pay Ironbound Partners Fund LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

VICTORY ACQUISITION CORP.

By:
Name: Eric J. Watson Title: Chairman of the Board

AGREED TO AND ACCEPTED BY:

IRONBOUND PARTNERS FUND LLC

By:
Name: Jonathan J. Ledecky Title: Chairman of the Board